                        Exhibit 99.1

JLL Income Property Trust
Acquires Two Life Sciences Properties in Durham, North Carolina

Chicago (October 12, 2021) – JLL Income Property Trust, an institutionally managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with more than $5.1 billion in portfolio assets today announced the acquisitions of 5 & 47 National Way, two life sciences properties located in Durham, North Carolina. The properties total approximately 375,000 square feet and are each 100 percent leased to life science tenants. The purchase price was approximately $67 million.

“Healthcare-focused properties, including life sciences, continue to be an area of focus for us as we look to capture the property type’s nearly unparalleled leasing demand and long-term value,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “Limited new supply, exceptionally strong occupancy along with significant barriers to entry due to higher construction and tenant improvement costs made 5 & 47 National Way attractive investments. The tenants have also shown their commitment by investing, approximately, a combined $180 million in property upgrades to create world-class laboratory facilities. We’re pleased to add these properties to our growing healthcare-oriented portfolio.”

Both properties were newly constructed in 2020 and include above-standard improvements by both tenants including lab, clean and cold rooms, specialized sanitation stations, and specialized water and power upgrades.

The properties are located adjacent to Research Triangle Park, the largest dedicated scientific research park in the U.S. and one of the primary economic drivers in the Raleigh-Durham area. LaSalle Research & Strategy ranks Raleigh as an “overweight” market for life science properties given projected annual rent growth of 4.7 percent through 2024. Vacancy in the nearby Interstate-40/Research Triangle Park submarket is just 2.3 percent and limited new supply has contributed to accelerated rent growth. The weighted average lease term on the two properties is more than 14 years.

This acquisition increases JLL Income Property Trust’s healthcare allocation to eight properties totaling more than 910,000 square feet, valued at nearly $350 million and representing approximately 7 percent of its overall portfolio. JLL Income Property Trust earlier this year purchased 170 Park Avenue, a premier life sciences property in Florham Park, New Jersey and recently acquired 9101 Stony Point Drive, one of Virginia’s top medical office properties.

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JLL Income Property Trust is an institutionally managed, daily NAV REIT that brings to investors a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

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About Jones Lang LaSalle Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
Jones Lang LaSalle Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing apartment, industrial, office and grocery-anchored retail properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages approximately $73 billion of assets in private and public real estate property and debt investments as of Q2 2021. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information please visit http://www.lasalle.com.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

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Contacts:

Scott Sutton
LaSalle Investment Management
Telephone: +1 224 343 5538
Email:    scott.sutton@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com

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